Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350

In connection with the Quarterly Report of Red Robin Gourmet Burgers, Inc. (the “Company”) on Form 10-Q/A for the period ended April 19, 2020, as filed with the Securities and Exchange Commission on June 15, 2020 (the “Report”), the undersigned, Paul Murphy, Chief Executive Officer, and Lynn S. Schweinfurth, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;
(a)the Quarterly Report on Form 10-Q/A for the period ended April 19, 2020 of the Company (the “Amendment to the Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(b)the information contained in the Amendment to the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	June 15, 2020	/s/ Paul Murphy
Paul Murphy Chief Executive Officer

Dated:	June 15, 2020	/s/ Lynn S. Schweinfurth
Lynn S. Schweinfurth Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Red Robin Gourmet Burgers, Inc. and will be retained by Red Robin Gourmet Burgers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.